UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On February 26, 2025, Fulcrum Therapeutics, Inc., or Fulcrum, received written notice from MyoKardia, Inc., or MyoKardia, of its election to terminate for convenience the collaboration and license agreement dated July 20, 2020, as amended, between Fulcrum and MyoKardia, under which Fulcrum granted to MyoKardia an exclusive worldwide license under certain intellectual property rights for products directed against certain biological targets identified by Fulcrum that are capable of modulating certain genes of interest with relevance to certain genetically defined cardiomyopathies. In accordance with the agreement, the termination will become effective on June 26, 2025, which is 120 days following the date of receipt of the notice by Fulcrum.

Until the termination of the agreement, the parties will continue to perform their respective obligations under the agreement. As of the termination date, the agreement will be terminated in its entirety, following which Fulcrum will not be entitled to receive any further milestone payments, royalties, or research activity cost reimbursement.

Under the agreement, pursuant to a mutually agreed research plan, Fulcrum agreed to perform assay screening and related research activities to identify and validate up to a specified number of potential cardiomyopathy gene targets for further research, development, manufacture and commercialization by MyoKardia.

Under the agreement, MyoKardia made a $10.0 million upfront payment and a $2.5 million payment as prepaid research funding to Fulcrum. MyoKardia also agreed to reimburse Fulcrum for the costs of the research activities not covered by the prepaid research funding, up to a maximum amount of total research funding (including the prepaid research funding). Upon the achievement of specified milestones, Fulcrum would have been entitled to preclinical milestone payments, development milestone payments and sales-based milestone payments of up to $298.5 million in the aggregate per target for certain identified targets, and of up to $150.0 million in the aggregate per target for certain other identified targets. Fulcrum achieved a $2.5 million specified preclinical milestone. MyoKardia also agreed to pay Fulcrum tiered royalties ranging from a mid single-digit percentage to a low double-digit percentage based on MyoKardia’s, and any of its affiliates’ and sublicensees’, annual worldwide net sales of products under the agreement directed against any identified target. The royalties were payable on a product-by-product basis during a specified royalty term, and could have been reduced in specified circumstances.

The foregoing description of the terms of the agreement is qualified in its entirety by reference to the full text of the agreement and amendments thereof, copies of which were filed with the Securities and Exchange Commission, and which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1†

Collaboration and License Agreement, dated as of July 20, 2020, by and between the Registrant and MyoKardia, Inc, a wholly-owned subsidiary of Bristol-Myers Squibb Company (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38978) filed with the Securities and Exchange Commission on November 10, 2020).

10.2†

First Amendment to Collaboration and License Agreement, effective as of April 20, 2023, by and between the Registrant and MyoKardia, Inc, a wholly-owned subsidiary of Bristol-Myers Squibb Company (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 3, 2023).

10.3†

Second Amendment to Collaboration and License Agreement, effective as of July 24, 2024, by and between the Registrant and MyoKardia, Inc, a wholly-owned subsidiary of Bristol Myers Squibb Company (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 31, 2024).

104	Cover Page formatted as Inline XBRL and contained in Exhibit 101

† Certain portions of this exhibit have been omitted because the registrant has determined that they are both not material and is the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date:	March 4, 2025	By:	/s/ Alex C. Sapir
Name: Alex C. Sapir Title: President and Chief Executive Officer